Exhibit 10.8
FIRST AMENDMENT
TO
CONSULTING SERVICES AGREEMENT
     This First Amendment (“First Amendment”) to the Consulting Services Agreement between the Parties (as defined below) dated September 15, 2005 (“Consulting Agreement”) is dated and effective January 1, 2007 (“First Amendment Effective Date”) by and between Hythiam, Inc. (“Hythiam”) and David E. Smith & Associates (“Consultant”) (each a “Party” and collectively, the “Parties”).
     WHEREAS, the Parties wish to amend the Consulting Agreement to provide for an increase in Consultant’s compensation.
     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth in this First Amendment, the Parties agree as follows:
1. The Parties hereby amend Section 3 of the Consulting Agreement to replace the amount $3,800 with the amount $4,167.
3. Except as amended by this First Amendment, all other terms and conditions of the Consulting Agreement shall remain unchanged and in full force and effect. In the event that any terms or conditions of the Consulting Agreement are inconsistent with the terms of this First Amendment, the provisions of this First Amendment shall control. Any reference to the Consulting Agreement from and after the First Amendment Effective Date shall mean the Consulting Agreement as amended by this First Amendment.
The Parties have executed this First Amendment by their duly authorized representatives whose signatures appear below.

Hythiam, Inc.

BY:	/s/ ANTHONY M. LAMACCHIA

Anthony M. LaMacchia, Senior Executive Vice President

David E. Smith & Associates

BY:	/s/ DAVID E. SMITH

David E. Smith, M.D., President